Exhibit (10)(iii)

TRANSFER AGENCY AND SERVICE AGREEMENT

AGREEMENT made as of _______, 2013, by and between Market Vectors Commodity Trust, having its principal office and place of business at 335 Madison Avenue, New York, New York 10017 (the “Trust”), on behalf of each Fund listed on Exhibit A (each a “Fund” and collectively the “Funds”), and THE BANK OF NEW YORK MELLON, a New York banking company having its principal office and place of business at One Wall Street, New York, New York 10286 (the “Bank”).

WHEREAS, each Fund is an exchange-traded fund; and

WHEREAS, each Fund will issue for purchase and redeem common units of beneficial interest of each Fund (the “Shares”) only in aggregations of shares known as “Creation Units” (each a “Creation Unit”);

WHEREAS, The Depository Trust Company, a limited purpose trust company organized under the laws of the State of New York (“DTC”), or its nominee (Cede & Co.), will be the registered owner (the “Shareholder”) of all Shares; and

WHEREAS, the Trust desires to appoint the Bank as its transfer agent, dividend disbursing agent, and agent in connection with certain other activities, and the Bank desires to accept such appointment;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1. Terms of Appointment; Duties of the Bank

1.1 Subject to the terms and conditions set forth in this Agreement, the Trust hereby employs and appoints the Bank, and the Bank agrees, to act as its transfer agent for the authorized and issued Shares and as the Trust’s dividend disbursing agent.

1.2 The Bank agrees that it will perform the following services:

(a) In accordance with the terms and conditions of the Form of Authorized Participant Agreement (“AP Agreement”), attached hereto as Exhibit B, the Bank shall:

(i) Perform and facilitate the performance of processing orders for purchases and redemption of Creation Units for each Fund as set forth in Attachment A to the AP Agreement (“Orders”);

(ii) Prepare and transmit by means of DTC’s book-entry system payments for dividends and distributions declared by the applicable Fund;

(iii) Maintain separate and distinct records for each Fund of the name and address of the Shareholder and the number of Shares issued by each Fund and held by Shareholders;

(iv) Record the issuance of Shares of each Fund and maintain separate and distinct records of the total number of Shares of each Fund which have been issued since inception and the number of Shares which are outstanding based upon data provided to it by each Fund;

(v) Based upon authorized Share limits for each Fund provided by the Managing Owner (each, an “Authorized Share Limit”), monitor in good faith whether Authorized Share Limits are exceeded, and alert the Managing Owner’s designee, such that Managing Owner may determine to reject Orders prior to acceptance thereof that would result in an issuance of Shares for a Fund over an Authorized Share Limit;

(vi) Prepare and transmit to the Trust, with respect to each Fund, and to any applicable securities exchange (as specified to the Bank by the Trust) information with respect to purchases and redemptions of Shares of each Fund;

(vii) On days that the Trust, on behalf of each Fund, may accept orders for purchases or redemptions, calculate and transmit to the Bank and the Trust, on behalf of the applicable Fund(s), the number of outstanding Shares;

(viii) On days that the Trust, on behalf of each Fund, may accept orders for purchases or redemptions (pursuant to the Participant Agreement), transmit to the Bank, the Trust, on behalf of the applicable Fund(s) and DTC the amount of Shares purchased on such day;

(ix) Confirm to DTC the number of Shares issued to the Shareholder, as DTC may reasonably request;

(x) Prepare and deliver other reports, information and documents to DTC as DTC may reasonably request;

(xi) Extend the voting rights to the Shareholder and/or beneficial owners of Shares in accordance with the policies and procedures of DTC for book-entry only securities;

(xii) Maintain separate and distinct books and records for each Fund as specified by the Trust, on behalf of each Fund, and as listed on Schedule A attached hereto, and, upon reasonable notice by the Trust, make available during regular business hours all records and other data created and maintained by the Bank for reasonable audit and inspections by the Trust or any person retained by the Trust; and

(xiii) With respect to each Fund, prepare a monthly report of all purchases and redemptions during such month on a gross transaction basis. The monthly report shall show the counterpart and amount of each purchase on a daily basis net number of Shares either redeemed or created for such Business Day.

(xiv) Receive from the Managing Owner purchase orders from Authorized Participants (as defined in the Participant Agreement) for Creation Unit Aggregations of Shares received in proper form and accepted by or on behalf of the Fund by the Managing Owner, transmit appropriate trade instructions to the National Securities Clearance

Corporation, if applicable, and pursuant to such orders issue the appropriate number of Shares of the Fund;

(xv) Receive from the Authorized Participants redemption requests in proper form, deliver the appropriate documentation thereof to The Bank of New York Mellon as custodian for the Fund, generate and transmit or cause to be generated and transmitted confirmation of receipt of such redemption requests to the Authorized Participants submitting the same; transmit appropriate trade instructions to the National Securities Clearance Corporation, if applicable, and redeem the appropriate number of Creation Unit Aggregations of Shares held in the account of the Shareholder; and

(xvi) Confirm the name, U.S taxpayer identification number and principal place of business of each Authorized Participant.

(b) In addition to and neither in lieu nor in contravention of the services set forth in the above paragraph (a), the Bank shall perform the customary services of a transfer agent and dividend disbursing agent including but not limited to maintaining the account of the Shareholder with respect to each Fund, obtaining a list of DTC participants holding interests in a Fund’s Global Certificate at the request of the Trust, mailing proxy materials, shareholder reports and prospectuses to the Shareholder or DTC participants or beneficial owners of Shares at the request of the Trust, on behalf of each Fund, and those services set forth on Schedule A attached hereto.

(c) The following shall be delivered to DTC for delivery to beneficial owners in accordance with the procedures for book-entry only securities of DTC:

(i) Periodic reports of the Trust required under the Securities Exchange Act of 1934, as amended;

(ii) Proxies, proxy statements and other proxy soliciting materials;

(iii) Prospectus and amendments and supplements to the prospectus, including stickers; and

(iv) Other communications as may be required by law or reasonably requested by the Trust.

(d) If the Shares are represented by individual Certificates, the Bank shall perform the services agreed to in writing by the Bank and the Trust.

(e) The Bank shall provide additional services (if any) on behalf of the Trust (i.e., escheatment services) which may be agreed upon in writing between the Trust, on behalf of each Fund, and the Bank.

2. Fees and Expenses

2.1 The Bank shall receive such consideration for the Transfer Agent’s services provided pursuant to this Agreement as may be agreed to from time to time in a written fee schedule approved by the parties and attached hereto.

2.2 In addition to the fee paid under Section 2.1 above, the Trust agrees to reimburse the Bank for out-of-pocket expenses, including but not limited to confirmation production, postage, forms, telephone, microfilm, microfiche, tabulating proxies, records storage, or advances incurred by the Bank for the items set out from time-to-time in the written fee schedule approved by the parties and attached hereto or relating to dividend distributions and reports (whereas all expenses related to creations and redemptions of Fund securities shall be borne by the relevant authorized participant in such creations and redemptions). In addition, any other expenses incurred by the Bank at the request or with the consent of the Trust, will be reimbursed by the Trust.

2.3 The Trust agrees to pay all fees and reimbursable expenses within ten (10) business days following the receipt of the respective billing notice accompanied by supporting documentation, as appropriate. Postage for mailing of dividends, proxies, Trust reports and other mailings to all shareholder accounts shall be advanced to the Bank by the Trust at least seven (7) days prior to the mailing date of such materials.

3. Representations and Warranties of the Bank

3.1 The Bank represents and warrants to the Trust that:

(a) It is a banking company duly organized and existing and in good standing under the laws of the State of New York.

(b) It is duly qualified to carry on its business in the State of New York.

(c) It is empowered under applicable laws and by its Charter and By-Laws to act as transfer agent and dividend disbursing agent and to enter into and perform this Agreement.

(d) All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.

(e) It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

4. Representations and Warranties of the Trust

4.1 The Trust represents and warrants to the Bank that:

(a) It is a statutory trust duly organized and existing and in good standing under the laws of Delaware.

(b) It is empowered under applicable laws and by its Trust Agreement to enter into and perform this Agreement.

(c) All corporate proceedings required by said Trust Agreement have been taken to authorize it to enter into and perform this Agreement.

(d) A registration statement under the Securities Act of 1933, as amended, on behalf of the Trust is currently effective and will remain effective, and appropriate state securities law filings have been made and will continue to be made, with respect to all Shares of the Trust being offered for sale.

5. [Section Reserved]

6. Indemnification

6.1 The Bank shall not be responsible for, and each Fund shall indemnify and hold the Bank harmless from and against, any and all losses, damages, costs, charges, reasonable counsel fees, payments, expenses and liability (“Losses”) arising out of or attributable to:

(a) All actions of the Bank or its agents or subcontractors required to be taken pursuant to this Agreement, provided that such actions are taken without negligence or willful misconduct.

(b) The Trust’s negligence or willful misconduct.

(c) The breach of any representation or warranty of the Trust hereunder.

(d) The conclusive good faith reliance on or use by the Bank or its agents or subcontractors of information, records, documents or services which (i) are received by the Bank or its agents or subcontractors and (ii) have been prepared, maintained or performed by the Trust or any other person or firm on behalf of the Trust including but not limited to any previous transfer agent or registrar.

(e) The conclusive reliance on, or the carrying out by the Bank or its agents or subcontractors of, any instructions or requests of the Trust on behalf of the Trust reasonably believed in good faith by the Bank or its agents or subcontractors to be authorized.

(f) The offer or sale of Shares in violation of any requirement under the federal securities laws or regulations or the securities laws or regulations of any state that such Shares be registered in such state or in violation of any stop order or other determination or ruling by any federal agency or any state with respect to the offer or sale of such Shares in such state.

Provided; however, that in the case of reasonable counsel fees constituting Losses arising out of or attributable to the foregoing, each Fund shall indemnify and hold harmless the Bank from and against any and all reasonable counsel fees related to claims where such claims result in liability to the Bank and such liability has been finally determined by an arbiter of competent jurisdiction to be directly caused by the Fund’s failure to discharge its duties in accordance with its standard of care as set forth hereunder. This indemnity shall be a continuing obligation of each Fund, its successors and assigns, notwithstanding the termination of this Agreement.

6.2 At any time the Bank may apply to any officer of the Managing Owner for instructions, and may consult with legal counsel of their choosing with respect to any matter arising in connection with the services to be performed by the Bank under this Agreement, and the Bank and its agents or subcontractors shall not be liable and shall be indemnified by the Trust for any action taken or omitted by it in reliance upon such instructions or upon the advice or opinion of such counsel and shall promptly advise the Trust of such advice or opinion (except for actions or omissions by Bank taken with negligence or willful misconduct). The Bank, its agents and subcontractors shall be protected and indemnified in acting upon any paper or document, reasonably believed to be genuine and to have been signed by the proper person or persons, or upon any instruction, information, data, records or documents provided the Bank or its agents or subcontractors by machine readable input, telex, CRT data entry or other similar means authorized by the Trust, and shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Trust.

6.3 A Fund shall not be responsible for, and the Bank shall be liable for direct money damages arising out of or attributable to:

(a) The Bank’s own negligence or willful misconduct.

(b) The breach of any representation or warranty of the Bank hereunder.

The Bank shall indemnify and hold harmless the Trust and the Fund from and against any and all reasonable counsel fees related to claims, where such claims result in liability to the Trust or the Fund and such liability has been finally determined by an arbiter of competent jurisdiction to be directly caused by the Bank’s failure to discharge its duties in accordance with its standard of care as set forth hereunder. This indemnity shall be a continuing obligation of the Bank, its successors and assigns, notwithstanding the termination of this Agreement.

7. Standard of Care and Limitation of Liability

7.1 The Bank shall have no responsibility and shall not be liable for any loss or damage unless such loss or damage is caused by its own negligence or willful misconduct or that of its employees, or its breach of any of its representations. In no event shall the Bank or the Trust be liable for special, indirect or consequential damages regardless of the form of action and even if the same were foreseeable.

7.2 BNYM agrees and consents (the “Consent”) to look solely to the assets (the “Fund Assets”) of the particular Fund in controversy for payment in respect of any claim against or obligation of such Fund. The Fund Assets include only those funds and other assets that are paid, held or distributed to the Trust on account of and for the benefit of that particular Fund, including, without limitation, funds delivered to the Trust for the purchase of Shares in such Fund. In furtherance of the Consent, BNYM agrees that any debts, liabilities, obligations, indebtedness, expenses and claims of any nature and of all kinds and descriptions (collectively, “Claims”) against a Fund incurred, contracted for or otherwise existing shall be subject to the following limitations:

(a) The Claims of BNYM shall only be asserted and enforceable against a particular Fund and the Fund Assets of such Fund and such Claims shall not be asserted or enforceable for any reason whatsoever against any other Fund, the Trust generally or any of their respective assets;

(b) if the Claims of BNYM against a Fund or the Trust are secured in whole or in part, BNYM hereby waives (under Section 1111(b) of the U.S. Bankruptcy Code (11 U.S.C. § 1111(b)) any right to have any deficiency Claims (which deficiency Claims may arise in the event such security is inadequate to satisfy such Claims) treated as unsecured Claims against the Trust or any Fund (other than the Fund against which the Claim is made), as the case may be; and

(c) the foregoing Consent shall apply at all times notwithstanding that the Claims are satisfied and notwithstanding that the agreements in respect of such Claims are terminated, rescinded or canceled.

8. Concerning the Bank

8.1 Bank may enter into subcontracts, agreements and understandings with any BNY affiliate, whenever and on such terms and conditions as it deems necessary or appropriate to perform its services hereunder. No such subcontract, agreement or understanding shall discharge Bank from its obligations hereunder.

8.2 Bank shall be entitled to conclusively rely upon any written or oral instruction actually received by Bank and reasonably believed by Bank to be duly authorized and delivered. Trust agrees to forward to Bank written instructions confirming oral instructions by the close of business of the same day that such oral instructions are given to Bank. Trust agrees that the fact that such confirming written instructions are not received or that contrary written instructions are received by Bank shall in no way affect the validity or enforceability of transactions authorized by such oral instructions and effected by Bank. If Trust elects to transmit written instructions through an on-line communication system offered by Bank, Trust’s use thereof shall be subject to the terms and conditions attached hereto as Appendix A.

8.3 Bank shall establish and maintain a disaster recovery plan and back-up system at all times satisfying the requirements of all applicable law, rules, and regulations and which is reasonable under the circumstances (the “Disaster Recovery Plan and Back-Up System”). Bank shall not be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its control which are not a result of its negligence, including without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities, transportation, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority; governmental actions; or inability to obtain labor, material, equipment or transportation, provided that the Bank has established and is maintaining the Disaster Recovery Plan and Back-Up System, or if not, that such delay or failure would have occurred even if Bank had established and was maintaining the Disaster Recovery Plan and Back-Up System. Upon the occurrence of any such delay or failure Bank shall use commercially reasonable best efforts to resume performance as soon as practicable under the circumstances.

8.4 Bank shall have no duties or responsibilities whatsoever except such duties and responsibilities as are specifically set forth in this Agreement, and no covenant or obligation shall be implied against Bank in connection with this Agreement.

8.5 At any time the Bank may apply to an officer of the Managing Owner for written instructions with respect to any matter arising in connection with the Bank’s duties and obligations under this Agreement, and the Bank shall not be liable for any action taken or omitted to be taken by the Bank in good faith in accordance with such instructions. Such application by the Bank for instructions from an officer of the Managing Owner may, at the option of the Bank, set forth in writing any action proposed to be taken or omitted to be taken by the Bank with respect to its duties or obligations under this Agreement and the date on and/or after which such action shall be taken, and the Bank shall not be liable for any action taken or omitted to be taken in accordance with a proposal included in any such application on or after the date specified therein unless, prior to taking or omitting to take any such action, the Bank has received written instructions in response to such application specifying the action to be taken or omitted. The Bank may consult counsel to the Trust or its own counsel and shall be fully protected with respect to anything done or omitted by it in good faith in accordance with the advice or opinion of such counsel.

8.6 Notwithstanding any provisions of this Agreement to the contrary, the Bank shall be under no duty or obligation to inquire into, and shall not be liable for:

(a) The legality of the issue, sale or transfer of any Shares, the sufficiency of the amount to be received in connection therewith, or the authority of the Trust to request such issuance, sale or transfer;

(b) The legality of the purchase of any Shares, the sufficiency of the amount to be paid in connection therewith, or the authority of the Trust to request such purchase;

(c) The legality of the declaration of any dividend by the Trust, or the legality of the issue of any Shares in payment of any stock dividend; or

(d) The legality of any recapitalization or readjustment of the Shares.

9. Covenants of the Trust and the Bank

9.1 The Trust shall promptly furnish to the Bank the following:

(a) A copy of the Amended and Restated Trust Agreement of the Trust (“Trust Agreement”) and all amendments thereto.

(b) Shares will be transferred upon presentation to the Bank of Shares to its electronic account at DTC, accompanied by such documents as the Bank deems necessary to evidence the authority of the person making such transfer, and bearing satisfactory evidence of the payment of applicable stock transfer taxes, if any. In the case of small estates where no administration is contemplated, the Bank may, when furnished with an appropriate surety bond, and without further approval of the Trust, transfer Shares registered in the name of the decedent where the current market value of the Shares being transferred does not exceed such amount as may from time to time be prescribed by the various states. The Bank reserves the right to refuse to transfer Shares until it is satisfied that the endorsements on documents submitted to it are valid and genuine, and for that purpose it may require, unless otherwise instructed by an officer of the Managing Owner, a guaranty of signature by an “eligible guarantor institution” meeting the requirements of the Bank, which requirements include membership or participation in STAMP or such other “signature guarantee program” as may be determined by the Bank in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended. The Bank also reserves the right to refuse to transfer Shares until it is satisfied that the requested transfer is legally authorized, and it shall incur no liability for the refusal in good faith to make transfers which the Bank, in its judgment, deems improper or unauthorized, or until it is satisfied that there is no basis to any claims adverse to such transfer. The Bank may, in effecting transfers of Shares, rely upon those provisions of the Uniform Act for the Simplification of Fiduciary Security Transfers or the Uniform Commercial Code, as the same may be amended from time to time, applicable to the transfer of securities, and the Trust shall indemnify the Bank for any act done or omitted by it in good faith in reliance upon such laws.

(c) The Bank assumes no responsibility with respect to the transfer of restricted securities where counsel for the Trust advises in writing that such transfer may be properly effected.

9.2 [Section Reserved]

9.3 Prior to the issuance of any additional Shares pursuant to stock dividends, stock splits or otherwise, and prior to any reduction in the number of Shares outstanding, the Trust shall deliver the following documents to the Bank:

(a) A certified copy of the resolutions adopted by the managing owner of the Trust authorizing such issuance of additional Shares of the Trust or such reduction, as the case may be;

(b) A certified copy of the order or consent of each governmental or regulatory authority required by law as a prerequisite to the issuance or reduction of such Shares, as the case may be, and an opinion of counsel for the Trust that no other order or consent is required; and

(c) An opinion of counsel for the Trust, in a form satisfactory to the Bank, with respect to (i) the validity of the Shares, the obtaining of all necessary governmental consents, whether such Shares are fully paid and non-assessable and the status of such Shares under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and any other applicable federal law or regulations (i.e., if subject to registration, that they have been registered and that the Registration Statement has become effective or, if exempt, the specific grounds therefore), (ii) the status of the Trust with regard to the Investment Company Act of 1940, as amended, and (iii) the due and proper listing of the Shares on all applicable securities exchanges; and

9.4 The Bank agrees that all records prepared or maintained by the Bank relating to the services to be performed by the Bank hereunder are the property of the Trust and will be preserved, maintained and made available upon reasonable request, and will be surrendered promptly to the Trust on and in accordance with its request.

9.5 The Bank and the Trust agree that all books, records, information and data pertaining to the business of the other party which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be, or may become required by law, by administrative or judicial order or by rule.

9.6 In case of any requests or demands for the inspection of the Shareholder records of the Trust, the Bank will endeavor to notify the Trust and to secure instructions from an authorized officer of the Managing Owner as to such inspection. The Bank reserves the right, however, to exhibit the Shareholder records to any person whenever it is advised by its counsel that it may be held liable for the failure to exhibit the Shareholder records to such person.

9.7 The Fund shall, or shall cause a third party to, prepare and file such appropriate information returns concerning the payment and composition of dividends and capital gain distributions and tax withholding with the proper Federal, State and local authorities as are required by law to be filed by the Trust and shall withhold such sums as are required to be withheld by applicable law.

10. Termination of Agreement

10.1 The term of this Agreement shall be one year commencing upon the date hereof (the “Initial Term”) and shall automatically renew for additional one year terms unless either party provides written notice of termination at least ninety (90) days prior to the end of any one year term or, unless earlier terminated as provided below:

(a) Either party hereto may terminate this Agreement prior to the expiration of the Initial Term in the event the other party breaches any material provision of this Agreement, including, without limitation in the case of the Trust, its obligations under Section 2.1, provided that the non-breaching party gives written notice of such breach to the breaching party and the breaching party does not cure such violation within 90 days of receipt of such notice.

(b) The Fund may terminate this Agreement prior to the expiration of the Initial Term upon ninety (90) days’ prior written notice in the event that the managing owner determines to liquidate the Trust and terminate its registration with the Securities and exchange Commission other than in connection with a merger or acquisition of the Trust.

10.2 Should the Trust exercise its right to terminate, all out-of-pocket expenses associated with the movement of records and material will be borne by the Trust. Additionally, the Bank reserves the right to charge for any other reasonable expenses associated with such termination.

10.3 The terms of Article 2 and Article 6 shall survive the termination of this Agreement.

11. [Section Reserved]

12. Assignment

12.1 Neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the written consent of the other party.

12.2 This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.

13. Severability and Beneficiaries

13.1 In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected thereby. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by either party without the written consent of the other.

14. Amendment

14.1 This Agreement may be amended or modified by a written agreement executed by both parties.

15. New York Law to Apply

15.1 This Agreement shall be construed in accordance with the substantive laws of the State of New York, without regard to conflicts of laws principles thereof. Trust and Bank hereby consent to the jurisdiction of a state or federal court situated in New York City, New York in connection with any dispute arising hereunder. Trust hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such proceeding brought in such a court and any claim that such proceeding brought in such a court has been brought in an inconvenient forum. Trust and Bank each hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement.

16. Merger of Agreement

16.1 Except as expressly provided to the contrary from time-to-time in the written fee schedule approved by the parties and attached hereto, this Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof whether oral or written.

17. Limitations of Liability of the Trustee and Shareholders

17.1 It is expressly acknowledged and agreed that the obligations of each Fund hereunder shall not be binding upon any shareholder, Trustee, officer, employee or agent of such Fund, personally. This Agreement has been duly authorized, executed and delivered by each Fund and neither such authorization nor such execution and delivery shall be deemed to have been made by any of them individually or to impose any liability on any of them personally.

18. Counterparts

18.1 This Agreement may be executed by the parties hereto on any number of counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

MARKET VECTORS COMMODITY TRUST, on behalf of each Fund listed on Exhibit A

By:	Van Eck Absolute Return Advisers Corp., its
Managing Owner

By:
Name:
Title:

THE BANK OF NEW YORK MELLON
(the “Bank”)

By:
Name:
Title:

SCHEDULE A

BOOKS AND RECORDS TO BE MAINTAINED BY BANK

Source Documents requesting Creations and Redemptions

Correspondence/AP Inquiries

Reconciliations, bank statements, copies of canceled checks, cash proofs

Daily/Monthly reconciliation of outstanding units between the Trust and DTC

Net Asset Computation Documentation

Dividend Records

Keep on file copies of year-end Statements and Tax Forms prepared by the Fund’s accountants

Exhibit A

Funds (As of           , 2013)

Market Vectors Low Volatility Commodity ETF, a series of Market Vectors Commodity Trust

Market Vectors Long/Short Commodity ETF, a series of Market Vectors Commodity Trust

Exhibit B

Form of Participant Agreement

Fee Schedule